MAXXAM INC.
                           RESTRICTED STOCK AGREEMENT

                  Restricted Stock Agreement (the "Agreement") effective as of December 13, 1999, between MAXXAM Inc., a Delaware corporation (the "Company"), and Charles E. Hurwitz (the "Participant").

                  The Company maintains the MAXXAM 1994 Omnibus Employee Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the 162(m) Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company to receive a Restricted Stock award (the "Award") based on the Participant's performance.

                  The Award shall be subject to the terms and conditions of the Plan and those set forth below, including the continued employment of the Participant with the Company.

                  In consideration of the Award, the Participant is willing to accept the Award provided in this Agreement and is willing to abide by the obligations imposed under this Agreement and the Plan.

                  In consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

1. Grant of Award. The Company hereby grants to the Participant a total of 256,808 shares of common stock, par value $.50 per share, of the Company (the "Stock"), subject to the restrictions described below. This Award is made as of the date first set forth above (the "Grant Date"). Within 90 days of the Grant Date, a stock certificate representing the number of shares of Stock awarded to the Participant pursuant to this Agreement shall be delivered to the Participant.

2. Lapse of Restricted Period. The period during which the Stock is subject to forfeiture and restrictions on transferability, each as described herein (the "Restricted Period"), shall commence on the Grant Date and shall lapse with respect to the Stock on the earlier of: (a) the 15th anniversary of the Grant Date, (b) the death of the Participant or (c) the permanent and total disability of the Participant. The Restricted Period shall not lapse under any other circumstances, including upon a change in control of the Company or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or the merger, consolidation, reorganization, liquidation or dissolution of the Company.

3. Rights as a Shareholder. Except for the restrictions set forth herein, the Participant shall have all the rights of a shareholder with respect to Stock, including, without limitation, the right to vote the Stock.

4. Nontransferability. No shares of the Stock may be assigned, sold, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

5. Restrictive Legend. Any certificate issued to the Participant in respect of shares of the Stock shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "CONTROL" SECURITIES BECAUSE OF THE POSITION THE HOLDER HAS WITH THE COMPANY AS AN AFFILIATE. AS SUCH, THEY MAY NOT BE OFFERED OR SOLD, AND NO TRANSFER OF THEM MAY BE MADE, UNLESS (1) THEY ARE SOLD IN COMPLIANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) THE HOLDER IS NO LONGER AN AFFILIATE OF THE COMPANY. FURTHER, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF THE MAXXAM 1994 OMNIBUS EMPLOYEE INCENTIVE PLAN. A COPY OF SUCH PLAN WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

6. Death, Disability or Termination of Employment. If the Participant ceases to be in the employ of the Company at any time during the Restricted Period by reason of death or permanent disability, the Restricted Period covering all shares of the Stock shall immediately lapse. If the Participant ceases to be in the employ of the Company at any time during the Restricted Period for any reason other than his death or permanent disability, all shares of the Stock shall revert back to the Company, effective on the date of such termination.

7. Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any shares of the Stock, such shares shall no longer be subject to the restrictions imposed under this Agreement, and the Company shall issue or have issued new share certificates without the legend described in Section 5 of this Agreement in exchange for those previously issued.

8. Taxes. The Company is authorized to withhold from any payment relating to the Stock, or any other payment to the Participant, amounts of withholding and other taxes due in connection with any transaction involving the Stock, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Stock. This authority shall include authority to withhold or receive shares of stock of the Company or other property, including cash, from the Participant and to make cash payments in respect thereof in satisfaction of the Participant's tax obligations.

9. Adjustments. The Stock shall be subject to the same adjustment, if any, accorded to all other outstanding shares of Company common stock in the event of
(i) any change in the total number of shares of Company common stock outstanding or the number or kind of securities into which such shares of Company common stock have been converted, (ii) any reorganization or change in the Company's capital structure, or (iii) any other transaction or event having an effect similar to the foregoing.

10. No Right to Continued Status as Employee. No provision in this Agreement shall be construed (i) to confer upon the Participant the right to remain in the employ of the Company or (ii) to interfere in any way with the right and authority of the Company, either to increase or decrease the compensation of the Participant at any time or to terminate any employment, service or other relationship between the Company and the Participant.

11. Compliance with Legal and Exchange Requirements. Notwithstanding any other provision of this Agreement, the Company shall not be required to deliver any shares of Stock or Company common stock under this Agreement if the delivery of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. Notwithstanding any other provision of this Agreement, if at any time the Company shall determine, in its sole discretion, that the listing, registration or qualification of any shares of the Stock or Company common stock upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of shares of stock hereunder, the Stock shall not vest in whole or in part unless the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. Specifically with respect to the Securities Act of 1933, as amended (the "Act"), unless a registration statement under the Act is in effect with respect to the shares of Stock covered by this Agreement, the Company shall not be required to deliver such shares of Stock unless the Company has received evidence satisfactory to it that the Participant may acquire the shares of Stock pursuant to an exemption from registration under the Act. These determinations by the Company shall be final, binding and conclusive. Notwithstanding any other provision of this Agreement, as to any jurisdiction that expressly imposes the requirement that the Stock shall not vest unless and until registered or subject to an available exemption from registration, the vesting of the Stock (under circumstances in which the laws of the jurisdiction apply) shall be deemed conditional upon the effectiveness of the registration or the availability of the exemption.

12. Participant Bound by Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company. Any term defined in the Plan shall have the same meaning in this Agreement. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

14. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the members of the Committee as of the Grant Date, and only such members shall have the power and authority, in their sole discretion, to waive or eliminate any of the restrictions to which the Stock is subject. Any interpretation of this Agreement by such Committee members and any decision made by them with respect to the Agreement is final and binding. Should either of the members of the Committee as of the Grant Date (singly or jointly) cease to be a member of the Committee at any time during the Restricted Period, such members shall continue to manage and control the operation and administration of this Agreement. Further, should only one of such members of the Committee as of the Grant Date survive or be solely competent to manage or administer this Agreement during the Restricted Period, such surviving competent member shall solely continue to manage and administer this Agreement. Notwithstanding anything to the contrary provided for in this Agreement, in the event that both such Committee members shall be unwilling or unable to act as set forth in this Section 14, no elimination of any of the restrictions to which the Stock is subject shall be valid without the affirmative vote of the holders of a majority of the shares of voting stock of the Company held by persons other than holders that are affiliates of the Participant. The term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

15. Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

16. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, such provision shall be enforced to the maximum extent possible and the remaining provisions shall be severable and enforceable in accordance with their terms.

17. Amendments. No modification, amendment or waiver or any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

19. Entire Agreement. This Agreement and all determinations, decisions, actions and interpretations of the Committee pursuant hereto, constitute the entire agreement between the parties hereto with respect to the Award, and supercede all prior oral or written agreements, commitments or understandings.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of March 1, 2000, to be effective as of December 13, 1999.

                                   MAXXAM INC.



                                   By:  /s/ Bernard L. Birkel
                                        -----------------------------
                                        Name:  Bernard L. Birkel
                                        Title:  Secretary


/s/ Charles E. Hurwitz
------------------------------------
Charles E. Hurwitz